                           EXHIBIT 23.2
      CONSENT OF INDEPENDENT CONSULTANT PETROLEUM ENGINEERS


     We consent to the incorporation by reference in the registration statements of Inland Resources Inc. on Form S-8 (File No. 33-41662), Form S-8 (File No. 33-84640), Form S-3 (File
No. 33-84766) and Form S-3 (File No. 33-80392) of our reserve appraisal, dated February 23, 1996, estimating the remaining oil and gas reserves and future net income attributable to certain oil and gas interests of Inland Resources Inc. as of January 1, 1996, which reserve appraisal is included in this Annual Report on Form 10-KSB.



                                   RYDER SCOTT COMPANY
                                   PETROLEUM ENGINEERS



                                   Denver, Colorado
                                   March 27, 1996